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                                                                     Exhibit 4.3



                    FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT


    This Fourth Amendment to Revolving Credit Agreement (this "Amendment") is entered into as of the 19th day of November, 1996, by and between Binks Manufacturing Company, a Delaware corporation (the "Company"), and NBD Bank, a Michigan banking corporation (f/k/a NBD Bank, N.A.) (the "Bank").


                                     WITNESSETH:

    WHEREAS, the Company and the Bank have entered into that certain Revolving Credit Agreement, dated as of February 24, 1992 (as amended, extended, modified, or supplemented from time to time, the "Credit Agreement");

    WHEREAS, the undersigned parties desire to amend the Credit Agreement in certain respects;

    NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the undersigned parties agree as follows:


                                   I.  DEFINITIONS

    Capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Credit Agreement, as amended hereby.


                                   II.  AMENDMENTS

    The Credit Agreement is hereby amended to as follows:

         (a) The definition of "Termination Date" in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

              "TERMINATION DATE" MEANS THE EARLIER TO OCCUR OF
              (A) MARCH 31, 1998 AND (B) THE DATE ON WHICH THE
              REVOLVING COMMITMENT SHALL BE TERMINATED PURSUANT
              TO THE PROVISIONS OF THIS AGREEMENT.

         (b) The number "$10,000,000" is deleted from Section 6.2(a)(x) and replaced with the number "$15,000,000".

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         (c)  The number "1.3" is deleted from Section 6.3(c) and replaced with the number "1.6".


                          III.  RATIFICATION AND AFFIRMATION

    The Credit Agreement, as amended hereby, is hereby ratified and affirmed and shall in all other respects remain in full force and effect. Nothing contained herein shall be construed to waive any Default or Event of Default existing under the Credit Agreement.


                         IV.  REPRESENTATIONS AND WARRANTIES

    The Company represents and warrants to the Bank that:

    (a) The execution, delivery and performance of this Amendment has been duly authorized by all necessary corporate action and will not require any consent or approval of its stockholders, violate any provision of any law, rule, regulations, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected;

    (b) No consent, approval or authorization of or declaration or filing with any governmental authority or any non-governmental person or entity, including without limitation, any creditor or partner of the Company is required on the part of the Company, in connection with the execution, delivery and performance of this Amendment or transactions contemplated hereby and thereby;

    (c) The Credit Agreement, as amended hereby, is the legal, valid and binding obligation of the Company, enforceable against it in accordance with the terms thereof;

    (d) After giving effect to the amendments contained herein and effective pursuant hereto, the representations and warranties contained in Article V of the Credit Agreement are true and correct on and as of the date hereof in the same force and effect as if made on such date;

    (e) There has been no adverse material change in the condition of the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries since the date of the Company's most recent financial statements submitted to the Bank pursuant to the Credit Agreement. There are no liabilities of the Company and its Subsidiaries fixed or contingent, which are material but not reflected on such financial statements or in the notes thereto; and

    (f) No Event of Default or Default has occurred or exists under the Credit Agreement, as amended hereby, as of the date hereof.


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                                    V.  CONDITIONS

    This Amendment shall not become effective unless and until:

    (a) All of the representations and warranties contained in Section IV hereof shall be true and correct in all material respects; and

    (b) All the undersigned parties shall have each executed and delivered this Amendment.


                                  VI.  MISCELLANEOUS

    (a) This Amendment shall be governed by the internal laws of the State of Illinois;

    (b) This Amendment may be executed in any number of counterparts with the intention that all such counterparts, taken together, shall constitute one original agreement. Any counterpart of this Amendment may be delivered by facsimile, with the intention that such facsimile delivery will have the same effect as delivery of an original counterpart thereof;

    (c) The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns; and

    (d) The Company shall reimburse the Bank upon demand for all costs, fees and expenses in the preparation, negotiation and implementation of this Amendment and all related documentation including, without limitation, the Bank's reasonable attorneys' fees.


           [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK.]


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    IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day and year first above written.

                                       BINKS MANUFACTURING COMPANY


                                       By:  /S/ DORAN UNSCHULD
                                            -----------------------------------
                                       Its: PRESIDENT AND CEO
                                            -----------------------------------




                                       NBD BANK


                                       By:  /S/
                                            -----------------------------------
                                       Its: FIRST VICE PRESIDENT
                                            -----------------------------------



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